Exhibit 10.2

FORM OF

 SHAREHOLDER SUPPORT AGREEMENT

This Support Agreement (this “Agreement”), dated as of October 14, 2022, is entered into by and among Blockchain Moon Acquisition Corp., a Delaware corporation (“BMAC”), DLTx ASA, a Norwegian public limited liability company (the “Company”), Malibu Parent Inc., a Delaware corporation and wholly-owned subsidiary of BMAC (“New BMAC”), and certain of the shareholders of the Company, whose names appear on the signature pages of this Agreement (each, a “Shareholder” and collectively the “Shareholders”, and BMAC, the Company and the Shareholders, each a “Party”, and collectively, the “Parties”). Reference is made to that certain Business Combination Agreement (as amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement”) among BMAC, New BMAC, Hermosa Merger Sub LLC, a Delaware limited liability company and the Company. Capitalized terms used but not otherwise defined in this Agreement will have the respective meanings ascribed to such terms in the Business Combination Agreement.

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, BMAC, New BMAC, and each Shareholder hereby agree as follows:

1.	Definitions.

(a)	“Business Combination” shall mean transactions contemplated by the Business Combination Agreement, including the Conveyances, the Acquisition and the Distribution.

(b)	“Closing” shall mean the consummation of the Business Combination.

(c)	“Covered Shares” shall mean (i) the number of ordinary shares of the Company, par value NOK 1.60 (the “Shares”) set forth below such Shareholder’s name on such Shareholder’s counterpart signature page to this Agreement, (ii) any additional Shares (or any securities convertible into or exercisable or exchangeable for Shares) in which such Shareholder acquires record and beneficial ownership after the date hereof, and (iii) any additional Shares with respect to which such Shareholder has the discretionary right to vote through a proxy.

2.	Agreement to Vote. Unless this Agreement is validly terminated as provided in Section 8 prior to the Required Company Shareholder Transaction Approval, in accordance with the last paragraph of this Section 1, the Shareholder, solely in his, her or its capacity as a Shareholder or proxy holder of the Company, irrevocably and unconditionally agrees, and agrees to cause any other holder of record of any of the Shareholder’s Covered Shares, to vote (or execute and return an action by written consent), or cause to be voted at a meeting of the Shareholders of the Company (or validly execute and return and cause such consent to be granted with respect to), all of such Shareholder’s Covered Shares owned as of the record date for such meeting (or the date that any written consent is executed by such Shareholder) (i) in favor of the Business Combination (including the Conveyances, the Acquisition, and the Distribution), the Company’s entry into the Business Combination Agreement, and other transactions contemplated thereby, including in respect of the Required Company Shareholder Transaction Approval and the Required Company Distribution Transaction Approval, and any other matters necessary or reasonably requested by the Company and the BMAC in connection therewith and (ii) against any transaction, action or agreement that would reasonably be expected to impede, frustrate, interfere with, delay, postpone or adversely affect the consummation of the Business Combination or the transactions contemplated by the Business Combination Agreement, including against any Company Acquisition Proposal. In addition, subject to the last paragraph of this Section 1, prior to the Termination Date (as defined in Section 8), the Shareholder, in such Shareholder’s capacity as a Shareholder or proxy holder of the Company, irrevocably and unconditionally agrees that, at any other meeting of the Shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of Shareholders of the Company, such Shareholder shall, and shall cause any other holder of record of any of such Shareholder’s Covered Shares to:

(a)	when such meeting is held, appear at such meeting or otherwise cause the Shareholder’s Covered Shares to be counted as present thereat;

(b)	vote (or execute and return an action by written consent), or cause to be voted at such meeting of the Shareholders of the Company (or validly execute and return and cause such consent to be granted with respect to), all of such Shareholder’s Covered Shares owned as of the record date for such meeting (or the date that any written consent is executed by such Shareholder) in favor of the Business Combination (including the Conveyances, the Acquisition, and the Distribution), the Company’s entry into the Business Combination Agreement, and other transactions contemplated thereby, including in respect of the Required Company Shareholder Transaction Approval and the Required Company Distribution Transaction Approval, and any other matters necessary or reasonably requested by the Company and BMAC in connection with therewith;

(c)	in any other circumstances upon which a consent or other approval is required under the Company’s organizational documents or otherwise sought with respect to the Business Combination or the other transactions contemplated by the Business Combination Agreement, vote, consent or approve (or cause to be voted, consented or approved) all of such Shareholder’s Covered Shares held at such time in favor thereof; and

(d)	vote (or execute and return an action by written consent), or cause to be voted at such meeting of the Shareholders of the Company (or validly cause such consent to be granted with respect to), all of such Shareholder’s Covered Shares against (i) any proposal involving a change of control transaction with a Person other than BMAC or its Affiliates that is required or permitted to be submitted to a vote of the Shareholders of the Company, to which BMAC has not consented (other than as contemplated by the Business Combination Agreement); (ii) any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Business Combination Agreement or that would reasonably be expected to result in the failure of the Business Combination from being consummated; or (iii) any other transaction, action or agreement that would reasonably be expected to impede, frustrate, interfere with, delay, postpone or adversely affect the consummation of the Business Combination or the transactions contemplated by the Business Combination Agreement, including against any Company Acquisition Proposal.

The obligations of each Shareholder specified in this Section 1 shall apply whether or not the Business Combination, the Business Combination Agreement, or any action described above is recommended by the board of directors of the Company or the board of directors of the Company has previously recommended the Business Combination and the Business Combination Agreement and subsequently withdrawn or otherwise changed such recommendation.

3.	Proxy. During the period from the date of this Agreement until the Termination Date, each Shareholder hereby appoints the Company through any designee of the Company, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote such Shareholder’s Covered Shares, as applicable, at every meeting of the shareholders of the Company called with respect to any of the matters that are the subject of this Agreement, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of the Company with respect to any matter referred to in Section 2 in accordance with the provisions thereof. This proxy and power of attorney is given by each such Shareholder in connection with, and in consideration of, the execution of the Business Combination Agreement by the Company and to secure the performance of the duties of such Shareholder under this Agreement. This proxy and power of attorney granted by each Shareholder shall be irrevocable, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by a Shareholder with respect to any of the Covered Shares. The proxy and power of attorney granted by each Shareholder hereunder shall automatically terminate and be revoked upon a valid termination of this Agreement pursuant to Section 8.

4.	No Transfer. During the period from the date of this Agreement until the Termination Date, each Shareholder shall not, directly or indirectly, (a) sell, transfer, pledge, assign or otherwise dispose of (“Transfer”), or enter into any contract, option, hedge or other arrangement or understanding with respect to, the Transfer of any Covered Shares, (b) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, or grant a proxy or power of attorney with respect to any Covered Shares, in each case, that would restrict or interfere with such Shareholder’s obligations pursuant to this Agreement or (c) enter into any agreement or undertaking that would or would reasonably be likely to, and shall not commit or agree to take any action that would or would reasonably be likely to, restrict or interfere with such Shareholder’s obligations pursuant to this Agreement.

5.	Certain Agreements. The Shareholder agrees that, at or prior to the Closing, effective as of the Closing, it will enter into the Registration Rights Agreement in the form agreed pursuant to the Business Combination Agreement, provided, that, the lock-up and transfer restrictions set forth therein are no more onerous that those applicable to the Sponsor (which shall be no longer than six months following the Closing of the Business Combination).

6.	No Inconsistent Agreements. Each Shareholder hereby covenants and agrees that such Shareholder shall not (a) enter into any voting agreement or voting trust with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, (b) grant a proxy or power of attorney with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, or (c) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

7.	Representations. Each Shareholder is the beneficial owner of the Covered Shares free and clear of all Liens, except for any Liens created by this Agreement or those imposed by applicable securities and insurance Laws. As of the date of this Agreement, the Shareholder does not beneficially own (within the meaning of Section 13 of the Exchange Act) any securities of the Company other than the Covered Shares. Such Shareholder has the sole right to vote the Covered Shares, and, except as contemplated by this Agreement, none of the Covered Shares are subject to any voting trust or other similar agreement. Such Shareholder has the sole right to dispose of the Covered Shares with no restrictions, subject to applicable securities Laws. As of the date of this Agreement, except as contemplated by this Agreement, (a) there are no agreements or arrangements of any kind, contingent or otherwise, obligating such Shareholder to Transfer or cause to be Transferred any Covered Shares and (b) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Covered Shares. To the extent such Shareholder is not an individual, such Shareholder has all corporate or other necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by such Shareholder of this Agreement, and the performance by such Shareholder of its obligations hereunder, have been duly authorized by all necessary action, and no other proceedings on the part of such Shareholder are necessary to authorize such Shareholder’s entry into this Agreement or such Shareholder’s performance of its obligations hereunder. This Agreement has been duly executed and delivered by such Shareholder and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms.

8.	Termination. This Agreement shall terminate upon the earliest of (a) the later of (i) the Closing and (ii) the obtaining of the Required Company Distribution Transaction Approval, (b) the termination of the Business Combination Agreement in accordance with its terms, and (c) the time this Agreement is terminated upon the written agreement of the Company, BMAC, New BMAC, and the Shareholder (the earliest such date under clause 8(a), clause 8(b), and clause 8(c) being referred to herein as the “Termination Date”) and the representations, warranties, covenants and agreements contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement, except that nothing herein shall relieve any Party from any liability for any breach of this Agreement prior to such termination or fraud.

9.	Entire Agreement; Amendment. This Agreement and the Business Combination Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and thereof. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by the Company, BMAC, New BMAC, and the applicable Shareholder.

10.	Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned without the prior written consent of BMAC and the Company and the applicable Shareholder. Any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

11.	Governing Law; Submission to Jurisdiction. All matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). Any legal suit, action, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the City of New York and County of New York, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. The Parties irrevocably and unconditionally waive any objection to venue of any suit, action, or proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.	Trust Account Waiver. Section 9.18 of the Business Combination Agreement is incorporated herein by reference mutatis mutandis.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

BMAC

Blockchain Moon Acquisition Corp., a Delaware corporation

By:
Name:
Title:

[Signature Page to Shareholder Support Agreement]

COMPANY

DLTx ASA, a Norwegian public limited liability company

By:
Name: Thomas Christensen
Title: Chief Executive Officer

[Signature Page to Shareholder Support Agreement]

NEW BMAC

Malibu Parent, Inc., a Delaware corporation

By:
Name:
Title:

[Signature Page to Shareholder Support Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

SHAREHOLDER

[●], a [●]

By:
Name: [●]
Title: [●]

Shareholder Address	Number of Shares Held
__________________________ __________________________ __________________________

[Signature Page to Shareholder Support Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

SHAREHOLDER

[●], an individual

Shareholder Address	Number of Shares Held
__________________________ __________________________ __________________________